UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2004

VALUECLICK, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4353 Park Terrace Drive
Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 575-4500

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURE
Letter from PricewaterhouseCoopers LLP

Item 4. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants.

(i)	On June 30, 2004, the Registrant dismissed PricewaterhouseCoopers LLP as its independent accountants.

(ii)	The reports of PricewaterhouseCoopers LLP on the consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The Registrant’s Audit Committee participated in and approved the decision to change independent accountants.

(iv)	In connection with its audits for the two most recent fiscal years and through June 30, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its reports on the consolidated financial statements for such years.

(v)	During the two most recent fiscal years and through June 30, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC indicating whether it agrees with the above statements. A copy of such letter, dated July 2, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b)	New independent accountants.

(i)	The Registrant engaged Deloitte & Touche LLP as its new independent accountants as of July 2, 2004. During the two most recent fiscal years and through July 2, 2004, the Registrant has not consulted with Deloitte & Touche LLP regarding any of the following:

(1)	The application of accounting principles to a specified transaction, either completed or proposed;

(2)	The type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and none of the following was provided to the Registrant: (a) a written report, or (b) oral advice that Deloitte & Touche LLP concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue;

(3)	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

(4)	A reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ValueClick, Inc.

Dated: July 2, 2004	By:	/s/ Samuel J. Paisley Samuel J. Paisley Chief Financial Officer

VALUECLICK, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 2, 2004.